Exhibit 99.1

NYTEX Energy Holdings, Inc.

Announces Stock Repurchase Program

DALLAS, TX — April 24, 2013 - NYTEX Energy Holdings, Inc. (“NYTEX,” or the “Company”) (OTCQB: NYTE), a Dallas-based energy holding company operating through its principal operating subsidiary, NYTEX Petroleum, Inc., today announced that its Board of Directors has approved the repurchase of up to an aggregate of 2.7 million shares of its common stock, or approximately 10% of outstanding common shares.  The repurchases will be made from time-to-time on the open market at prevailing market prices.  The repurchase program is expected to continue over the next twelve months unless extended or shortened by the Board of Directors.

The timing and amount of any repurchase will depend on economic and market conditions, the trading price and other factors and any purchases will be executed in compliance with applicable laws and regulations.  The plan does not obligate the Company to acquire any particular amount of common stock and can be implemented, suspended or discontinued at any time without prior notice at the Company’s sole discretion.  The share repurchase program will be funded with the Company’s available working capital.

Michael Galvis, NYTEX President and CEO, commented, “Based on current market prices, we believe that the repurchase program is in the best interests of our stockholders.”  Mr. Galvis added, “Our share repurchase program reflects the Board’s continued confidence in the Company’s future performance and underscores our continued commitment to delivering increased value to shareowners.”

About NYTEX Energy Holdings, Inc.

NYTEX Energy Holdings, Inc. is an early-stage exploration and production (E&P) company engaged in the acquisition, development, and production of oil and gas reserves from low-risk, high rate-of-return wells in shallow carbonate reservoirs. Our strategy is to:

1.              Grow reserves and production through exploration and development;

2.              Apply technically-proven drilling and completion technologies;

3.              Identify, access and explore emerging oil and liquids rich resources; and

4.              Uphold the ethical and business standards of the Company and maintain the highest standards of health, safety, and environmental performance.

Contact:

NYTEX Energy Holdings, Inc.

Bryan A. Sinclair, 972-770-4700

This press release includes “forward-looking statements,” which may include information concerning the company’s plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words “will,” “intends,” “expects,” “outlook,” “forecast,” “estimates,” “anticipates,” “projects,” “plans,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. The company’s ability to achieve the financial targets described in this press release is subject to numerous factors and contingencies, many of which are beyond the company’s control. These include local and national economic, credit and capital market conditions, including prevailing interest rates; legal and regulatory developments, including changes to tax rates, applicable securities regulations or accounting standards, and ability to obtain necessary licenses and permits; and geopolitical conditions, including the occurrence of acts of war or terrorist incidents, and weather or natural disasters. Any of these factors or others not named herein could cause the company’s actual results to differ materially from those expressed as forward-looking statements. In addition, other risk factors that could cause actual results to differ materially from the forward-looking statements contained in this release include those that are discussed in the company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no, and expressly disclaims any, obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.